==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement              [  ]  Confidential, For Use of the
[  ] Definitive Proxy Statement               Commission Only (as permitted
[  ] Definitive Additional Materials          by Rule 14a-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                                 AMTRAN, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:


================================================================================

          The following memorandum was distributed to all employees of American Trans Air, Inc. on August 13, 2001.

                                     * * *


                                  [ATA Logo]


                            Internal Correspondence

To:      All ATA Employees
From:    Brian T. Hunt, General Counsel
Date:    August 13, 2001
Subject: Status of Amtran Privatization Transaction


As promised, we are providing you with this update on the status of the privatization transaction involving Amtran shares. Currently, a revised Preliminary Proxy Statement is being reviewed by the Securities & Exchange Commission ("SEC"). Once the review process is complete, the Proxy Statement will be distributed to all shareholders who will have an opportunity to vote on the proposed transaction. We will know the results of the voting at a shareholders' meeting which would most likely occur between September 15 and October 31.

Assuming the transaction is approved by shareholders, the Amtran shares will be "cashed out" if the transaction is completed as follows:

1. Shares purchased on the open market or through option exercises. If you own shares in your own name, you will receive a letter of transmittal after closing from National City Bank (our Stock Transfer and Paying Agent) advising you where to forward your share certificate. You will then receive a check from the Paying Agent. If you own shares "in street name" (through a stockbroker), your broker will surrender share certificates to National City Bank and your cash will go directly into your account with the broker. You can then advise your broker what you want to do with the cash.

2. Shares purchased through the ESPP. As you know, the American Trans Air Employee Stock Purchase Plan is administered by Merrill Lynch. All payroll deductions under the ESPP will be suspended on August 31, 2001. After the closing of the transaction, Merrill Lynch will advise all employees who own stock through the ESPP that it has received cash in exchange for the Amtran shares held by Merrill Lynch in your account. The cash will be kept in your Merrill Lynch account unless you advise Merrill Lynch that you would prefer a check be sent to you. Please do not contact Merrill Lynch regarding the transaction until after the transaction has closed. If the transaction does not close, the ESPP will again become effective and payroll deduction will resume unless you notify us to the contrary.

3. Shares held in the ESOP. National City Bank will pay Merrill Lynch, the Administrator of the Amtran Employee Stock Ownership Plan (ESOP), for the shares you own through the ESOP/401(k). Regardless of whether you are a contributing or non-contributing participant in the 401(k), the ESOP/401(k) rules will apply. Thus, the funds Merrill Lynch receives in exchange for your shares must remain in a 401(k) account held at Merrill Lynch. Initially, all funds will be maintained in the Retirement Preservation Trust Fund. You may choose to re-allocate the funds to a different account in the 401(k).

     The above is our expectation as to how cash payments would be made with respect to your shares upon completion of the privatization transaction. You should note that the mechanics for payments made with respect to shares held in the ESPP and the ESOP/401(k) could change between now and the completion of the proposed privatization transaction. We will again provide you with an update once more information is known.


     Important Legal Information

     In connection with the merger contemplated by the Agreement and Plan of Merger dated as of June 18, 2001, Amtran filed a Preliminary Proxy Statement with the SEC on June 29, 2001 and filed Amendment No. 1 to that Preliminary Proxy Statement on August 3, 2001. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran at the SEC's web site at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran may also be obtained for free by directing a request to Mr. Kenneth K. Wolff at (317) 247-4000.

     In connection with the shareholder vote on the merger, Amtran and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Amtran in favor of the merger. Information concerning such participants in the solicitation of proxies by Amtran from shareholders in connection with the merger is contained in the press release filed with the SEC under cover of Schedule 14A by Amtran on May 17, 2001. Security holders of Amtran may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, when it becomes available.

     Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on Amtran management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of Amtran shareholders to approve the merger; the inability to obtain financing to pay merger consideration; the costs related to the merger; litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting Amtran's businesses generally. More detailed information about those factors is set forth in filings made by Amtran with the SEC. Except to the extent required under the federal securities law, Amtran is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                                      3